UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
February 24, 2009

BREITBURN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On February 24, 2009, the board of directors of BreitBurn GP, LLC (“BreitBurn”) the general partner of,  BreitBurn Energy Partners L.P. (the “Partnership”) set the annual cash payments under its Short-Term Incentive Plan (“STIP”) for the fiscal year ended December 31, 2008.  The STIP provides for annual cash payments to eligible employees of BreitBurn Management Company, LLC, including the named executive officers listed below.  The STIP is designed to focus employees on the operating and financial performance of the Partnership by linking their annual award payment to company, business unit, team and individual performance.  Set forth below are the annual cash payments awarded to the named executive officers by the Partnership which represent a reduction of approximately 57% from the 2007 STIP amounts awarded to these executive officers.

Executive Officer	Title	2008 STIP Award
Randall H. Breitenbach	Co-Chief Executive Officer, Director	$125,000
Halbert S. Washburn	Co-Chief Executive Officer, Director	$125,000
James G. Jackson	Chief Financial Officer and Executive V.P.	$72,000
Gregory C. Brown	General Counsel and Executive V.P.	$72,000
Chris E. Williamson	Sr. Vice President, Central and Western Division	$28,890
Willis Jackson Washburn	Vice President, Development	$38,095

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: February 27, 2009	By:	/s/ Halbert S. Washburn
Halbert S. Washburn
Co-Chief Executive Officer